UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2025

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement

As previously disclosed, on June 21, 2024, Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a credit and guaranty agreement (as amended by the First Omnibus Amendment to Credit Documents, dated as of November 26, 2024, as further amended by the First Amendment to Credit and Guaranty Agreement, dated as of April 30, 2025, as further amended by the Second Amendment to Credit and Guaranty Agreement, dated as of May 28, 2025, as further amended by that Third Amendment to Credit and Guaranty Agreement, dated as of May 29, 2025, as further amended by that Fourth Amendment to Credit and Guaranty Agreement, dated as of July 29, 2025, and as further amended, amended and restated, supplemented, extended, refinanced and/or otherwise modified and in effect prior to the date hereof, the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries as guarantors party thereto, Cerberus US Servicing, LLC (“Cerberus”), as administrative agent and collateral agent and the lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have provided a $210.5 million secured multi-draw facility (the “Delayed Draw Term Loan”) that was made in four installments and a $105 million revolving credit facility, to be made available at the Lenders’ sole discretion and only if the Delayed Draw Term Loan is fully funded, on terms and subject to conditions set forth in the Credit Agreement.

On November 18, 2025, the Company entered into that certain Fifth Amendment to Credit and Guaranty Agreement (the “Credit Agreement Amendment”), by and among the Company, certain of the Company’s subsidiaries as guarantors thereto and the Lenders, pursuant to which, among other things, the Credit Agreement was amended (a) to permit the Company’s issuance and sale of common stock, par value $0.0001 per share (“Common Stock”), and/or convertible notes in a transaction or a series of transactions (each an “Offering” and together, the “Offerings”) and the repurchase of 6.75% Convertible Senior Notes due 2030 (the “6.75% Notes”) issued by the Company provided that up to $200,000,000 of the net cash proceeds of the Offerings may be applied to repurchase the 6.75% Notes. Upon the consummation of the Offering of convertible notes and the satisfaction of certain other conditions precedent set forth in the Credit Agreement Amendment, the convertible notes issued pursuant to such Offering will be permitted indebtedness of the Company for purposes of the Credit Agreement.

This description of the Credit Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Warrant Agreement

In connection with the DOE Limited Consent Agreement and Amendment, the Company entered into a warrant agreement (the “Warrant Agreement”) dated November 18, 2025, by and between the Company and the DOE pursuant to which the Company will issue to the DOE a warrant to purchase up to 570,000 shares of Common Stock of the Company (the “Warrant”) on the third business day following the date the DOE Limited Consent Agreement and Amendment becomes effective (the “Issue Date”).

The Warrant will expire on the fifth anniversary of the Issue Date (the “Termination Date”).

Upon issuance, the Warrant will entitle the DOE to purchase up to an aggregate of 570,000 shares of Common Stock of the Company (the “Warrant Shares”) at an exercise price of $0.01 per share, subject to certain adjustments as described below. The Warrants shall be automatically exercised in full via cashless exercise without any action by the DOE or the Company at 4:00 p.m. New York time, (x) on the Termination Date or (y) on the 12-month anniversary of the Issue Date, and on each six-month anniversary of such date thereafter (each, an “Anniversary Date”), if the VWAP (as defined in the Warrant) of the Common Stock over the 15 trading days ending immediately prior to such Anniversary Date exceeds $30.00 per share (as adjusted to take into account any share split, reverse share split, stock dividend or similar transaction that has occurred since the Issue Date).

The Warrant may be exercised for cash or on a cashless basis. The Warrant may be exercised upon surrender of the Warrant, together with a notice of exercise, to the Company. Promptly after the DOE exercises the Warrant and, if applicable, the Company receives payment for the shares issuable upon such exercise, the Company will deliver to the DOE certificates for the shares acquired and, if the Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing a warrant to purchase the shares not yet acquired. If, upon exercise of the Warrant, the DOE would be entitled to receive a fractional interest in a share, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the market price of the Company’s Common Stock or round up to the next whole share.

The DOE will not have the rights or privileges of holders of Common Stock of the Company and any voting rights until it exercises the Warrant and receives shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrant, in whole or in part, the DOE will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

The Warrant contains customary anti-dilution adjustments upon the occurrence of any dividend on shares of Common Stock payable in Common Stock, or any subdivision or combination with respect to the Common Stock. Upon the occurrence of any fundamental transaction, the Warrant will become exercisable for the same securities, cash, and property as would be payable for the shares issuable upon exercise of the unexercised portion of the Warrant as if such shares were outstanding on the record date for the acquisition and subsequent closing, and the exercise price shall be adjusted accordingly.

This description of the Warrant Agreement and the Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Warrant Agreement and the Form of Warrant, which is attached as Exhibit 10.3 and Exhibit 4.1, respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Warrant is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

Limited Consent to DOE Loan Agreement and Amendment to Accounts Agreement

On November 18, 2025, the Company entered into a limited consent (the “DOE Limited Consent Agreement and Amendment”) to its Loan Guarantee Agreement, dated November 26, 2024, by and between the Company and the United States Department of Energy, an agency of the United States of America (the “DOE” and, such agreement, the “Loan Agreement”) and amendment to its Collateral Agency and Accounts Agreement, dated as of November 26, 2024, by and among the Company, the DOE, and Citibank N.A., acting through its Agency and Trust Division, as the collateral agent and account bank and the guarantors party thereto (as amended, restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Collateral Agency and Accounts Agreement, dated October 2, 2025 (the “First Amendment to CAAA”), collectively, the “Accounts Agreement”) which, among other things, (1) provided the DOE’s consent to (a) the offering of Common Stock and convertible unsecured senior notes (the “New Convertible Notes”) by the Company, (b) the issuance of securities in connection with such offerings, (c) entry into the Warrant Agreement and the issuance of the Warrant, (d) the issuance of any Common Stock upon conversion of such convertible notes or upon exercise of the Warrant issued pursuant to the Warrant Agreement, (e) the use of proceeds with respect to such offerings, (f) payments of cash on the convertible notes and the Warrant in accordance with their respective terms, (g) replacement of the requirements related to the Convertible Notes Interest Reserve Account (as defined in the First Amendment to CAAA) with the New and Existing Convertible Notes Interest Reserve Requirement (as defined below) and (h) the Company’s entry into the documentation necessary to effect the foregoing, and (2) provided the DOE’s agreement that the convertible notes shall be considered “Permitted Indebtedness” for purposes of such defined term in the Loan Agreement. Pursuant to the DOE Limited Consent Agreement and Amendment, following the offering of convertible notes by the Company, the Company shall maintain in reserve in a project account an amount equal to all interest payments that are to be due and owing under the New Convertible Notes and the outstanding 6.75% Convertible Senior Notes due 2030 of the Company (such notes, the “Existing Convertible Notes”) for the period of eighteen (18) months commencing as of the closing date of the offering of the New Convertible Notes (the “New and Existing Convertible Notes Interest Reserve Requirement”). The amount required to be retained will be automatically reduced by the amounts of any actual interest payments made by the Company under the New Convertible Notes and the Existing Convertible Notes, provided that the balance in the project account at any time will not be reduced below an amount equal to the aggregate interest payments that are scheduled to be due under the New Convertible Notes and the Existing Convertible Notes for the next twelve months as of such time.

Limited Waiver Agreement

In addition, on November 18, 2025, the Company entered into a Limited Waiver (the “Limited Waiver Agreement”) with CCM Denali Equity Holdings, LP (“CCM Denali Equity”), pursuant to which CCM Denali Equity waived, solely with respect to (i)(a) an offering of shares of the Company’s Common Stock in a registered direct offering to a limited number of purchasers and (b) convertible senior notes in a private offering, each to close on or prior to November 25, 2025 (clause (a) and (b), each an “Offering” and collectively, the “Offerings”) and (ii) the issuance of the Warrant to the DOE, (x) certain adjustments to the Conversion Price (as defined in the Certificates of Designation of the Series B-1 Non-Voting Convertible Preferred Stock, Series B-2 Non-Voting Convertible Preferred Stock, Series B-3 Non-Voting Convertible Preferred Stock and Series B-4 Non-Voting Convertible Preferred Stock (collectively, the “Certificates of Designation”) in the Certificates of Designation solely with respect to the issuance of the Warrant and (y) certain pre-emptive rights in the Certificates of Designation with respect to the Offerings and the issuance of the Warrant.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
4.1	Form of Warrant (included in Exhibit 10.2)
10.1#	Fifth Amendment to Credit and Guaranty Agreement, dated November 18, 2025, by and among the Company, CCM Denali Debt Holdings, LP and Cerberus US Servicing, LLC
10.2	Warrant Agreement, dated November 18, 2025, by and between the Company and the United States Department of Energy
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) contain the type of information that the Company customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: November 18, 2025	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Interim Chief Financial Officer

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